Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

WARRANT TO PURCHASE COMMON STOCK

Corporation:	Trupanion, Inc., a Delaware corporation
Class of Stock:	Common Stock
Initial Exercise Price:	$4.81 per share (adjustable as set forth herein)
Issue Date:	December 23, 2013
Expiration Date:	5th Anniversary of the Issue Date

This WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, PEPI CAPITAL, L.P. or its assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of Common Stock (the “Shares”) of Trupanion, Inc. (the “Company”) at the exercise price per Share (the “Exercise Price”) all as set forth herein and as adjusted set forth herein, at any time, and from time to time, following the earlier to occur of (i) a Qualified IPO (as defined in the Company’s Certificate of Incorporation, as amended from time to time) and (ii) December 31, 2014 until the fifth anniversary of the Issue Date (such fifth anniversary, the “Expiration Date”), subject to the provisions and upon the terms and conditions set forth in this Warrant (this “Warrant”).

ARTICLE 1. EXERCISE

1.1. Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.3, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased. Upon Exercise of this Warrant, Holder will receive that number of Shares equal to [                ] divided by the then current Exercise Price.

1.2. Exercise Price. The initial exercise price for this Warrant shall be $4.81 per Share and is subject to adjustment pursuant to Article 2; provided that, if a Qualified IPO (as defined in the Company’s Certificate of Incorporation, as amended from time to time) occurs prior to December 31, 2014, then the Exercise Price shall be equal to the per share price at which the Company’s Common Stock was sold to the public in connection with such Qualified IPO.

1.3. Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price for such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

1.4. Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.5. Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, and, if applicable, the Company receives payment of the Exercise Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.6. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

1.7. Repurchase on Sale, Merger, or Consolidation of the Company.

(i) Definition of Acquisition. For purposes of this Warrant, “Acquisition” means: (a) any direct or indirect sale, license. or other disposition of all, or substantially all, of the assets (including intellectual property) of the Company; (b) any direct or indirect sale or disposition of all, or substantially all, of the capital stock of the Company; or (c) any direct or indirect reorganization, consolidation, merger or sale of the voting securities of the Company or any other direct or indirect transaction, or series of transactions, where the holders of the Company’s voting securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity following any such transaction or series of transactions.

(ii) Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date of the Acquisition and subsequent closing. The Warrant Price shall be adjusted appropriately. The Company shall use commercially reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

(iii) Non-Assumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then this Warrant will be deemed to have been automatically converted pursuant to Section 1.3, and thereafter, Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2. ADJUSTMENTS TO THE SHARES

2.1. Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its Common Stock payable in common stock, or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2. Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3. Adjustments for Combinations. Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4. Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by the Company after the Issue Date of securities but before a Qualified IPO, at a price per share less than the then current Exercise Price, then the Exercise Price shall be adjusted in accordance with those provisions of the Company’s Certificate of Incorporation that apply to Diluting Issuances as if the Shares were shares issuable upon conversion of Series A Preferred Stock and using the Exercise Price as the “Conversion Price” to be adjusted.

2.5. Certificate as to Adjustments. Upon each adjustment of the Exercise Price or the number of Shares issuable upon exercise of this Warrant, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price and the applicable number of Shares issuable in effect upon the date thereof and the series of adjustments leading to such Exercise Price and number of Shares.

2.6. Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3. REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(i) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens or encumbrances (other than those created by Holder) except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2. Notice of Certain Events. The Company shall provide Holder with not less than 10 days prior written notice, including a description of the material facts surrounding any of the following events: (a) declaration of any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of Common Stock; or (d) the, direct or indirect, merger or consolidation with or into any other corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up.

3.3. Information Rights. So long as the Holder holds this Warrant, the Company shall deliver to the Holder: (a) within one hundred fifty (150) days after the end of each fiscal year of the Company (beginning with the 2013 fiscal year), the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (b) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements; provided that if the Company includes its annual audited financial statements and quarterly unaudited financial statements in periodic reports it files with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended, the filing of such reports shall satisfy the Company’s delivery obligations under this Section 3.3.

3.4. Registration Under Securities Act. The Company hereby represents and warrants that it has caused that certain Third Amended and Restated Registration Rights Agreement, between the Company and certain investors dated as of October 25, 2011 (the “Rights Agreement”) to be validly amended on or before the date hereof, such that the Shares shall be deemed Registrable Securities (as defined in such Rights Agreement).

3.5. “Market Stand-off” Agreement. Holder shall be subject to Section 2.11 of the Rights Agreement, as the same may be amended from time to time.

3.6. Holder Investment Representations. Holder makes the representations to the Company set forth in Exhibit B hereof in connection with the issuance of this Warrant and the Shares (collectively, the “Securities”).

ARTICLE 4. MISCELLANEOUS

4.1. Exercise Upon Expiration. If this Warrant has not been exercised prior to the Expiration Date, this Warrant shall be deemed to have been automatically exercised on the Expiration Date by conversion pursuant to Section 1.3.

4.2. Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form as well as any additional legends that the Company and Holder mutually agree upon with respect to such Shares:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

4.3. Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without: (a) compliance with applicable federal and state securities laws by the transferor and the transferee; (b) the transferee making the representations of Holder set forth in this Warrant; and (c) the transferee’s agreement to be bound by all of the obligations of Holder set forth in this Warrant. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has compiled with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

4.4. Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares by giving the Company notice of the portion of the Warrant being transferred that sets forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). No surrender or reissuance shall be required if the transfer is to an affiliate of Holder.

4.5. Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

All notices to the Holder shall be addressed as follows:

[Name]

[Address]

All notices to the Company shall be addressed as follows:

Trupanion, Inc.

Attn: General Counsel

907 NW Ballard Way

Seattle, WA 98107

With a copy, which shall not serve as notice, to:

Fenwick & West LLP

Attn: James D. Evans

1191 Second Ave., Floor 10

Seattle, WA 98101

4.6. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

4.8. Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party substantially prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

[SIGNATURE PAGE FOLLOWS]

TRUPANION, INC.

By:

Name:

Title:

[HOLDER]

By:

Name:

Title:

[Signature page to Warrant to Purchase Common Stock]

EXHIBIT A

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase                                          shares of the Common Stock of Trupanion, Inc. pursuant to the terms of the attached Warrant and tenders herewith payment of the current Exercise Price of such shares in full.

2. The undersigned hereby elects to convert the attached Warrant into shares in the manner specified in the Warrant. This conversion is exercised with respect to                                      of the shares of Common Stock covered by the Warrant.

[Strike the paragraph that does not apply]

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

[Name]

[Address]

3. The undersigned makes the representations to the Company set forth in Exhibit B hereof in connection with the issuance of the Securities.

[Holder] or Assignee

[Signature]

Date:

EXHIBIT B

INVESTMENT REPRESENTATIONS

1. The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing the Securities for its own account for investment purposes only, not as a nominee or agent, and not with a view towards, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act. The undersigned has such knowledge and experience in financial business matters and the undersigned is capable of evaluation the merits and risks of the purchase of the Securities and of protecting its interests in connection therewith.

2. The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.

3. The undersigned further understands that the Securities must be held indefinitely, and the undersigned must therefore bear the economic risk therewith, unless the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required.

4. The undersigned is an “accredited investor” as defined in Rule 50l(a) of Regulation D promulgated under the Securities Act.